UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2010
Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission File Number)	94-2160013 (IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (330) 929-1811

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information contained in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On March 19, 2007, Kathy Crusco accepted an offer from Activant Solutions Inc. (“Activant”) to serve as its Senior Vice President and Chief Financial Officer, with an effective start date of May 3, 2007. On November 5, 2010, Activant and Ms. Crusco entered into an amendment to their March 2007 offer letter, pursuant to which Ms. Crusco (i) has been promoted to Executive Vice President, (ii) will receive an annual base salary of $365,000, and (iii) will be eligible to receive an annual target incentive bonus of $182,500 under the Activant Amended and Restated Incentive Bonus Plan. The amendment also provides for a stock option grant of 75,000 shares of common stock of Activant’s parent company, Activant Group Inc., or AGI, under the AGI 2006 Amended and Restated Stock Incentive Plan, subject to customary approval by AGI’s board of directors.
     The foregoing summary of the material terms of the amendment is qualified in its entirety by reference to the offer letter amendment filed hereto as Exhibit 10.1.

Item 9.01	Financial Statement and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Amendment to Offer Letter, dated as of November 5, 2010, by and between Activant Solutions Inc. and Kathy Crusco
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 9, 2010	ACTIVANT SOLUTIONS INC.
	By:	/S/ TIMOTHY F. TAICH
		Name:	Timothy F. Taich
		Title:	President and Chief Executive Officer